Exhibit 99.1

For release: February 22, 2017	Contact: Brian Dingerdissen

Investor Relations

O: 610.645.1191

BJDingerdissen@AquaAmerica.com

Donna Alston

Manager, Communications

O: 610.645.1095

M: 484.368.4720

DPAlston@AquaAmerica.com

AQUA AMERICA REPORTS EARNINGS FOR 2016

•	Regulated segment revenue increased to $800.1 million
•	Reported earnings per share of $1.32
•	Invested a record of $383 million to improve infrastructure systems
•	Acquired 19 water and wastewater systems
•	Increased total customer base by 1.6 percent, or approximately 15,000 customers

Bryn Mawr, PA – Aqua America, Inc. (NYSE: WTR) today reported results for the fourth quarter and year ended Dec. 31, 2016.

Full-year Operating Results

Aqua’s regulated segment revenues increased to $800.1 million, compared to $779.6 million in 2015. Total operating revenues increased to $819.9 million compared to $814.2 million in the prior year. Regulated growth, rates and surcharges, higher consumption and other factors increased regulated revenue by approximately $20.5 million compared to 2015. Lower revenue from the company’s sale of its market-based activities offset the increase by $14.8 million.

Operations and maintenance expenses for Aqua’s regulated segment increased to $285.3 million, compared to $282.9 million in 2015. Consolidated operations and maintenance expenses were $304.9 million for 2016, a decrease of 1.4 percent from $309.3 million in 2015. Reduced market-based activities, lower production costs, and other factors decreased operations and maintenance expenses by $14.8 million. Higher costs associated with employee-related expenses and regulated acquisitions offset the reduction in expenses by $10.4 million.

For the full-year 2016, Aqua reported net income of $234.2 million, or $1.32 per share, compared to $201.8 million, or $1.14 per share, in 2015. On an adjusted basis, Aqua’s full-year 2016 earnings per share increased by 4.8 percent over the 2015 adjusted income (non-GAAP financial measure) of $1.26 per share or $223.2 million. The 2015 adjusted income amount (non-GAAP financial measure) represents earnings excluding a joint venture impairment charge.

“Aqua’s 2016 results from our regulated business is a testament to the management team’s continuous focus on growing our customer base through acquisitions, prudently investing in renewing our aging infrastructure, and driving efficiencies across the organization,” said Aqua America President and CEO Christopher Franklin. “Capitalizing on these core capabilities is critical to our success and ability to deliver long-term value for our key stakeholders. Also, in 2016, we completed the divestitures of several small market-based businesses which, were determined not to be scalable.”

Fourth Quarter Operating Results

Aqua’s regulated segment revenues increased to $193.8 million, compared to $189.1 million in 2015. Revenues decreased to $196.8 million compared to $197.1 million in the same quarter of 2015. Higher consumption, customer growth in the regulated business and rates and surcharges increased revenues by $4.8 million. Lower revenue from the company’s sale of its market-based activities and other factors offset the increase by $5 million.

Operations and maintenance expenses for Aqua’s regulated segment increased to $75.3 million in the fourth quarter of 2016, compared to $72.2 million in the same period of 2015. Consolidated operations and maintenance expenses were $77.6 million for the fourth quarter of 2016, compared to $77.9 million in the fourth quarter of 2015. Reduced market-based activities and lower production costs decreased operations and maintenance expenses by $4.8 million. Higher costs associated with employee-related expenses, regulated acquisitions and other factors offset the reduction in expenses by $4.5 million.

For the fourth quarter 2016, Aqua reported net income of $49.6 million, or $0.28 per share, compared to $28.4 million, or $0.16 per share, in 2015. On an adjusted basis, Aqua’s fourth quarter 2016 earnings were $49.6 million, or $0.28 per share, compared to adjusted income (non-GAAP financial measure) of $49.9 million, or $0.28 per share, in 2015.

Capital Expenditures

In 2016, Aqua invested a record of $383 million to improve its infrastructure systems. The company expects to invest more than $450 million in 2017 and more than $1.2 billion from 2017 to 2019. The capital investments made to rehabilitate and expand the infrastructure of the communities Aqua serves are paramount to helping the company to protect and provide Earth’s most essential resource.

Dividend

On February 2, 2017 Aqua America’s board of directors declared a quarterly cash dividend of $0.1913 per share of common stock. This dividend is payable on March 1, 2017, to all shareholders of record on February 15, 2017. The March dividend marks the 72nd year Aqua has paid a consecutive quarterly dividend.

Rate Activity

In 2016, Aqua America’s regulated subsidiaries received rate awards and infrastructure surcharges in Illinois, New Jersey, North Carolina, Ohio, Texas and Virginia, estimated to increase annualized revenues by approximately $5.6 million, including $1.1 million of revenues recognized under interim rates during 2015.

To date in 2017, the company’s state subsidiaries in Indiana, North Carolina and Ohio have received rate awards or infrastructure surcharges totaling $3.7 million. Additionally, the company currently has another rate proceeding pending in Ohio of $5.6 million. The timing and extent to which the rate increase might be granted can vary by the applicable regulatory agency.

Acquisition Growth in Regulated Operations

In 2016, the company invested more than $22 million to acquire 19 water and wastewater systems. Acquisitions added approximately 7,000 new customers to the company’s operating footprint. Coupled with organic growth, the company increased its customer base by 1.6 percent with nearly 15,300 new customer connections. The company currently has four purchase agreements with municipal systems, which are expected to close in 2017 and represent nearly 9,000 new customers or 12,000 equivalent dwelling units. The company expects customer growth to be in the range of 1.5 to 2 percent for 2017.

“Our acquisition efforts yielded strong results in 2016, and we will continue to build off that success,” said Franklin. “We remain very optimistic about the prospect of growth in the water and wastewater sector. By providing a viable option for both private and municipal systems, which increasingly need infrastructure improvement, we can continually generate positive conversations with local officials who can choose Aqua to improve and strengthen their systems for future generations.”

Financial Information

At year-end 2016, Aqua America’s weighted average cost of fixed-rate long-term debt was 4.26 percent and the company had $336 million available on its credit lines.

2017 Guidance Highlights

•	Earnings per diluted common share of $1.34 to $1.39
•	Same-system operations and maintenance expenses increase of 1 to 2 percent
•	More than $450 million in infrastructure improvements in 2017 for communities served by Aqua
•	More than $1.2 billion planned through 2019 in existing operations to improve and strengthen systems
•	Aqua Pennsylvania expected to file infrastructure investment charge in 2017 and rate case filing likely in 2018, with resolution expected in 2019
•	Total customer growth of 1.5 to 2 percent

Aqua America does not guarantee future results of any kind. Guidance is subject to risks and uncertainties, including, without limitation, those factors outlined in the “Forward Looking Statements” of this release and the “Risk Factors” section of the company’s annual and quarterly reports filed with the Securities and Exchange Commission (SEC).

Earnings Call Information

Date: Feb. 23, 2017

Time: 11 a.m. EST (please dial in by 10:45 a.m.)

Webcast and slide presentation link: http://ir.aquaamerica.com/events.cfm

The call and slide presentation will be webcast live so that interested parties may listen over the Internet by logging on to AquaAmerica.com and following the link for Investor Relations. The webcast will be archived in the investor relations section of the company’s website for 90 days following the call. Additionally, the call will be recorded and made available for replay at 2 p.m. on Feb. 23, 2017 for 10 business days following the call. To access the audio replay in the U.S., dial 888.203.1112 (pass code 3095259). International callers can dial +1 719.457.0820 (pass code 3095259).

About Aqua America

Aqua America is one of the largest U.S.-based, publicly traded water utilities and serves nearly 3 million people in Pennsylvania, Ohio, North Carolina, Illinois, Texas, New Jersey, Indiana and Virginia. Aqua America is listed on the New York Stock Exchange under the ticker symbol WTR. Visit AquaAmerica.com for more information.

Caution Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others: the expected earnings per share for the fiscal year ending in 2017; the continuation of the company’s growth-through-acquisition program and the expectations for customer growth from this program and the ability of the company to create momentum in the privatization of municipal water and wastewater systems; the expected increase in customer base for the fiscal year ending in 2017; the company’s expected same-system operations and maintenance expense increase for the fiscal year ending in 2017; the company’s ability to control expenses and create and maintain efficiencies; the anticipated amount of capital investment from 2017 through 2019; the anticipated outcome of the company’s Ohio rate case; the company’s filing of a Pennsylvania DSIC case in 2017 and a Pennsylvania rate case in 2018; and, the expected outcome of the Pennsylvania rate case in 2019. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: the company’s continued ability to adapt itself for the future and build value by fully optimizing company assets; general economic business conditions; the company’s ability to fund needed infrastructure; housing and customer growth trends; unfavorable weather conditions; the success of certain cost containment initiatives; changes in regulations or regulatory treatment; availability and access to capital; the cost of capital; disruptions in the credit markets; the success of growth initiatives; the company’s ability to continue to deliver strong results; the company’s ability to grow its dividend, add shareholder value and to grow earnings; municipalities willingness to privatize its water and/or wastewater utilities; the company’s success in its Pennsylvania DSIC and rate filings; and other factors discussed in our Annual Report on Form 10-K, which is filed annually with the Securities and Exchange Commission. For more information regarding risks and uncertainties associated with Aqua America’s business, please refer to Aqua America’s annual, quarterly and other SEC filings. Aqua America is not under any obligation—and expressly disclaims any such obligation—to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

# # #

WTRF

The company’s results stated here are unaudited. The final audited financial statements will be filed with the company’s annual report on Form 10-K. The following statements and tables show selected operating data for the quarter and year ended December 31, 2016 and 2015 (in thousands, except per share data) for Aqua America, Inc. and subsidiaries.

Aqua America, Inc. and Subsidiaries
Selected Operating Data
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating revenues	$196,799	$197,067	$819,875	$814,204

Operations and maintenance expense	$77,550	$77,856	$304,897	$309,310

Regulated segment:
Operating revenues	$193,784	$189,094	$800,107	$779,613

Operations and maintenance expense	$75,333	$72,227	$285,347	$282,866

Net income	$49,649	$28,434	$234,182	$201,790

Basic net income per common share	$0.28	$0.16	$1.32	$1.14
Diluted net income per common share	$0.28	$0.16	$1.32	$1.14

Basic average common shares outstanding	177,365	176,480	177,273	176,788
Diluted average common shares outstanding	177,880	177,261	177,846	177,517

Aqua America, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands of dollars)
(Unaudited)

	December 31,	December 31,
	2016	2015
Net property, plant and equipment	$5,001,615	$4,688,925
Current assets	128,650	128,370
Regulatory assets and other assets	1,028,726	900,578

Total assets	$6,158,991	$5,717,873

Total equity	$1,850,068	$1,725,930
Long-term debt, excluding current portion, net of debt issuance costs	1,737,605	1,720,447
Current portion of long-term debt and loans payable	157,206	52,314
Other current liabilities	144,330	140,885
Deferred credits and other liabilities	2,269,782	2,078,297

Total liabilities and equity	$6,158,991	$5,717,873

Aqua America, Inc. and Subsidiaries
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating revenues	$196,799	$197,067	$819,875	$814,204

Cost & expenses:
Operations and maintenance	77,550	77,856	304,897	309,310
Depreciation	33,342	31,760	130,987	125,290
Amortization	654	858	2,021	3,447
Taxes other than income taxes	13,291	11,978	56,385	55,057

Total	124,837	122,452	494,290	493,104

Operating income	71,962	74,615	325,585	321,100

Other expense (income):
Interest expense, net	20,458	19,732	80,594	76,536
Allowance for funds used during construction	(2,369)	(2,289)	(8,815)	(6,219)
Loss (gain) on sale of other assets	12	(130)	(378)	(468)
Gain on extinguishment of debt	—	(678)	—	(678)
Equity (income) loss in joint venture	167	33,681	(976)	35,177

Income before income taxes	53,694	24,299	255,160	216,752
Provision for income taxes	4,045	(4,135)	20,978	14,962

Net income	$49,649	$28,434	$234,182	$201,790

Net income per common share:
Basic	$0.28	$0.16	$1.32	$1.14
Diluted	$0.28	$0.16	$1.32	$1.14

Average common shares outstanding:
Basic	177,365	176,480	177,273	176,788

Diluted	177,880	177,261	177,846	177,517

Aqua America, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
\(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (GAAP financial measure)	$49,649	$28,434	$234,182	$201,790
Plus: Joint venture impairment charge	—	32,975	—	32,975
Tax effect	—	(11,542)	—	(11,542)

Adjusted income (Non-GAAP financial measure)	$49,649	$49,867	$234,182	$223,223

Net income per common share (GAAP financial measure):
Basic	$0.28	$0.16	$1.32	$1.14
Diluted	$0.28	$0.16	$1.32	$1.14

Adjusted income per common share (Non-GAAP financial measure):
Basic	$0.28	$0.28	$1.32	$1.26
Diluted	$0.28	$0.28	$1.32	$1.26

Average common shares outstanding:
Basic	177,365	176,480	177,273	176,788

Diluted	177,880	177,261	177,846	177,517

The Company is providing disclosure of the reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures. The Company believes that the non-GAAP financial measures provide investors the ability to measure the Company’s financial operating performance by adjustment, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other companies. The Company further believes that the presentation of these non-GAAP financial measures is useful to investors as a more meaningful way to compare the Company’s operating performance against its historical financial results.

This press release includes a presentation of “adjusted income” and “adjusted income per common share.” Both of these amounts have been adjusted to exclude the effects of the Company’s share of a noncash impairment charge recognized by a joint venture in the fourth quarter of 2015.

These financial measures are measures of the Company’s operating performance that do not comply with U.S. generally accepted accounting principles (GAAP), and are thus considered to be “non-GAAP financial measures” under applicable Securities and Exchange Commission regulations. These non-GAAP financial measures are derived from our consolidated financial information, and should only be used as a supplement to our GAAP disclosures.